Exhibit 99.1

This discussion supersedes and replaces certain specified portions of, and is intended to be read together with, the discussion under the heading “Federal Income Tax Considerations” in Exhibit 99.1 to American Assets Trust, Inc.’s (the “Company’s”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2016 (the “February 19 Form 8-K Exhibit 99.1”). The discussion set forth in the February 19 Form 8-K Exhibit 99.1, which was filed with respect to Item 8.01 of Form 8-K, amended, restated and superseded in its entirety the discussion under the heading “Federal Income Tax Considerations” in the prospectus dated February 6, 2015 (the “prospectus”), which is a part of the Company’s Registration Statement on Form S-3 (File No. 333-201909) filed with the SEC on February 6, 2015 and the discussion set forth in Exhibit 99.1 to the Company’s and the operating partnership’s Current Report on Form 8-K filed with the SEC on November 3, 2015, which was filed with respect to Item 8.01 of Form 8-K.
FEDERAL INCOME TAX CONSIDERATIONS
The following paragraph replaces the paragraph in the ninth bullet point under the heading “Federal Income Tax Considerations—Taxation of the Company—General” in the February 19 Form 8-K Exhibit 99.1.
Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset (a “Carry-Over Basis Transaction”), and we subsequently recognize gain on the disposition of the asset during a specified period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The specified period is currently five years, although recently promulgated Temporary Treasury Regulations, which expire on June 7, 2019, provide for a ten-year period for assets acquired on or after August 8, 2016. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Treasury Regulations generally exclude from the application of this built-in gains tax any gain from the sale of property acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code.
The following paragraph replaces the third paragraph under the heading “Federal Income Tax Considerations—Taxation of the Company—Annual Distribution Requirements” in the February 19 Form 8-K Exhibit 99.1.
Also, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within a specified period following our acquisition of such asset. See “Taxation of the Company —General” above.
The following paragraph replaces the third paragraph under the heading “Federal Income Tax Considerations—Taxation of the Company— Tax Liabilities and Attributes Inherited from Other Entities” in the February 19 Form 8-K Exhibit 99.1.
In addition, in the case of assets we acquire from a C corporation in a Carry-Over Basis Transaction, if we dispose of any such asset in a taxable transaction during a specified period beginning on the date of the Carry-Over Basis Transaction (as described above in “Taxation of the Company —General” ), then we will be required to pay tax at the highest regular corporate tax rate on the gain recognized to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted tax basis in the asset, in each case determined as of the date of the Carry-Over Basis Transaction. The foregoing result with respect to the recognition of gain assumes that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Assuming that each target entity that had elected to be taxed as an S corporation at all times so qualified for federal income tax purposes, and had not acquired assets from a C corporation in a Carry-Over Basis Transaction, we will not be treated as acquiring assets from a C corporation in a Carry-Over Basis Transaction with respect to our merger with each such entity. However, because we also merged with certain entities that were taxable C corporations, we will be treated as acquiring assets from a C corporation in a Carry-Over Basis Transaction with respect to such mergers, and any sales of such assets in a taxable transaction during a specified period beginning on the date of the merger (as described above in “Taxation of the Company —General” ) would be subject to taxation as described above.